UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2025

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Correspondence with Financial Advisors and Broker Dealers

Furnished as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of correspondence, including frequently asked questions, from Inland Real Estate Income Trust, Inc. (“we” or the “Company”) to certain financial advisors and broker dealers whose clients purchased shares in the Company’s public offering, notifying them that the Company’s board of directors, including all the independent members of the board, determined and established $16.89 as the estimated per share net asset value (the “Estimated Per Share NAV”) of the Company’s common stock as of September 30, 2025. Based on this Estimated Per Share NAV, $16.89 per share will be the purchase price of shares issued under the Company’s amended and restated distribution reinvestment plan (the “DRP”) when a distribution is made, and in accordance with the Company’s Fifth Amended and Restated Share Repurchase Program (the “SRP”), if shares are repurchased, both for repurchases from stockholders who have owned shares for at least one year (“Ordinary Repurchases”) and for repurchases sought upon a stockholder’s death or qualifying disability (“Exceptional Repurchases”), will be at $13.51 per share (equal to 80% of $16.89).

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been “furnished” and shall not be deemed to be “filed” under the Exchange Act, or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01 Other Events.

Determination of Estimated Per Share NAV

On December 9, 2025, the Company announced that its board of directors, including all the independent members of the board, determined and established the Estimated Per Share NAV of the Company’s common stock of $16.89 per share. The Company is providing the estimate to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons to assist the FINRA members in satisfying their customer account statement reporting obligations under FINRA Rule 2231.

To assist the board in establishing the Estimated Per Share NAV, the Company engaged SitusAMC Real Estate Valuation Services, LLC (“SitusAMC”) to appraise the Company’s real estate investments and to determine the fair value of the Company’s long-term indebtedness. SitusAMC provided its valuation analysis of the Company’s assets and liabilities to the board in a report presented on December 8, 2025 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”). According to the Valuation Report, SitusAMC completed appraisals of the Company’s real estate investments using the discounted cash flow income approach. The report states that SitusAMC also analyzed the Company’s balance sheet for other assets and liabilities and reviewed the Company’s agreement with IREIT Business Manager & Advisor, Inc., the Company’s business manager and advisor (the “Business Manager”), as well as guidance from the Business Manager, to determine whether a performance or incentive fee would be payable to the Business Manager upon the orderly sale of the assets and liquidation of the Company. The Valuation Report set forth a range of net asset values and noted that SitusAMC sensitized its real estate valuations as part of developing an estimated range of reasonableness of the Company’s Estimated Per Share NAV.

SitusAMC advised that the real estate appraisals were completed in compliance with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute (the “Appraisal Institute”). The real estate appraisals were signed by state licensed appraisers with the MAI designation from the Appraisal Institute. The appraisals were prepared based on an unlevered, ten-year discounted cash flow analyses, with an appraisal for each of the Company’s wholly owned properties as of September 30, 2025 (the “Valuation Date”). The discounted cash flow analysis uses future cash flow projections based on (i) both market and our contractual base rents, (ii) both market and our contractual reimbursements, (iii) both market and our historical operating expenses and (iv) both market and our projected capital expenditures, and discounts them to arrive at a present value estimate. The board was advised by the Business Manager that, in its view, there have been no changes between September 30, 2025 and the date of the Valuation Report that the Business Manager believes would materially impact on the overall Estimated Per Share NAV as of September 30, 2025.

The board reviewed the Valuation Report, met with representatives from SitusAMC and considered the material assumptions and valuation methodologies applied and described therein, as well as the Business Manager’s assumptions regarding portfolio valuation. Taking into consideration the conclusions contained in the Valuation Report, on December 8, 2025, the board determined the Company’s total estimated net asset value to be approximately $609.9 million, or $16.89 per share, based on a share count of approximately 36.1 million shares issued and outstanding as of the Valuation Date. The Valuation Report contained a range for the Company’s Estimated Per Share NAV of $15.76 to $18.02. The mid-point of the range of values provided by SitusAMC was $16.89. This mid-point represented a decrease of $2.28 compared to the last Estimated Per Share NAV published by the Company as of December 31, 2023. We believe that the decrease in the value of the real estate assets was largely attributable to an increase in the discount rates and terminal capitalization rates primarily because of higher market interest rates, greater capital expenditure assumptions and market uncertainty, including the effects of tariffs.

The board’s determination of the Estimated Per Share NAV was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Institute for Portfolio Alternatives, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (the “IPA Practice Guideline”). In accordance with the valuation policy and the IPA Practice Guideline, the Estimated Per Share NAV excludes any value adjustments due to the size and diversification of the Company’s portfolio of assets.

The Estimated Per Share NAV represents a snapshot in time, will likely change over time, and is not meant to represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock if the Company were to be sold or the shares of common stock were to be listed on a national securities exchange. Stockholders should not rely on the Estimated Per Share NAV in deciding to buy or sell shares of our common stock. The Estimated Per Share NAV is based on several assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, such as market changes and developments that may result from the changes in interest rates.

The board, not SitusAMC, is solely responsible for determining the Estimated Per Share NAV. The Company currently expects to publish an updated Estimated Per Share NAV not later than December 2026.

Valuation Methodologies

As of the Valuation Date, the Company’s real estate portfolio was comprised of 52 retail properties, totaling approximately 7.2 million square feet. The weighted average period that the Company has owned the properties was 9.1 years as of the Valuation Date.

As noted above, SitusAMC used the “net asset value” or “NAV” method, also known as the appraised value methodology, in preparing the Valuation Report. This method is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities. The fair value estimate of our real estate assets is equal to the sum of their individual real estate values. Generally, SitusAMC estimated the value of the Company’s real estate assets using a discounted cash flow, or “DCF,” methodology of projected net operating income, less lease-up costs and deferred maintenance, as appropriate, for each property, for the ten-year period ending September 30, 2035, and applied a discount rate that it believed was consistent with the inherent level of risk associated with the asset. SitusAMC used the DCF approach which it concluded was appropriate because the portfolio is comprised of multi-tenant assets.

The estimated value of the Company’s real estate assets reflects an overall decrease of 19% compared to the original cost of these real estate assets plus any capital expenditures invested in those real estate assets by the Company through September 30, 2025. For all other (non-real estate) assets, such as other current assets, fair value was determined separately based on book value. SitusAMC also estimated the fair market value of the Company’s debt by comparing current market interest rates to the contract rates on the Company’s long-term debt. The fair market value of the Company’s debt was utilized in the Valuation Report. Based on guidance from the Business Manager, SitusAMC assumed that no incentive fee to the Business Manager would be payable under a hypothetical liquidation event occurring within the range of values provided in the Valuation Report. SitusAMC estimated the NAV range in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Net asset value per share was estimated by subtracting the fair value of our total liabilities from the fair value of our total assets and dividing the result by the number of common shares outstanding as of the Valuation Date. SitusAMC created a valuation range by first establishing a discount rate and terminal capitalization rate for each real estate asset. SitusAMC then applied a discount rate and terminal capitalization rate sensitivity analysis by varying the discount rate and terminal capitalization rate of each real estate asset by 2.5% in either direction, which represents an approximate 5% sensitivity on the discount rates and terminal capitalization rates, resulting in a value range equal to $15.76 to $18.02 per share. The mid-point in that range was $16.89. Discount rates and terminal capitalization rates were sourced from the MAI Appraisals and varied by location, asset quality and supply and demand metrics. The Estimated Per Share NAV determined by the board of $16.89 assumes a weighted average discount rate equal to 8.36% and a weighted average terminal capitalization rate of 7.47%.

The terminal capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method. The following chart presents the impact on the Estimated Per Share NAV of variations in the terminal capitalization rate and discount rate that correspond to the range of values assumed by SitusAMC and the Estimated Per Share NAV selected by our board.

	Range of Value and Rate
	Low	Mid-point	High
Share Price	$15.76	$16.89	$18.02
Terminal Capitalization Rate	7.66%	7.47%	7.29%
Discount Rate	8.57%	8.36%	8.16%

The following table summarizes the individual components presented to the board to estimate per share values as of the dates presented.

	Per Share as of September 30, 2025	Per Share as of December 31, 2023
Total Real Estate Assets	$39.90	$42.08
Cash and Other Assets, Net of Other Liabilities (1)	(0.03)	0.35
Fair Market Value of Debt (2)	(22.98)	(23.26)
Estimated Per Share NAV	$16.89	$19.17

(1) Comprised of: (i) cash and cash equivalents; (ii) accounts and rent receivable; (iii) other assets; (iv) accounts payable and accrued expenses; (v) distributions payable; (vi) due to related parties and (vii) other liabilities. This does not consider any termination fee that would be paid to the Business Manager in the event the business management agreement is terminated prior to the term expiring on March 31, 2027, which would have been equal to $14.0 million (or approximately $0.39 per share) if the agreement had been terminated as of September 30, 2025.

(2) Comprised of mortgage loans and credit facility payable at fair market value.

The changes in the components that impacted the board’s determination of the Company’s Estimated Per Share NAV as compared to the Company’s prior estimated per share NAV determination as of December 31, 2023 were: (i) a decrease in the value of the total real estate assets due to higher terminal capitalization rates and higher discount rates applied to certain assets, primarily because of higher market interest rates, greater capital expenditure assumptions and market uncertainty; (ii) a decrease in cash and other assets, net of other liabilities, primarily as a result of a decrease in the value of interest rate swap derivatives due to the passage of time as they approach their maturity dates; and (iii) a decrease in the fair market value of debt as a result of the decreased balance on the line-of-credit payable due to the pay downs with cash available, offset by a decrease in the fair market value of debt due to a decrease in the fair value as maturity dates approach.

New Purchase Price under the Distribution Reinvestment Plan

The board has decided to reinstate the DRP, effective as of February 1, 2026.

Pursuant to the DRP, the price per share for shares of common stock purchased under the DRP is equal to the estimated value of a share, as determined by the board and reported by the Company from time to time, until the shares become listed for trading, if a listing occurs, assuming that the DRP has not been terminated or suspended in connection with such listing. Accordingly, if distributions are paid, they may be reinvested through the DRP, in shares of our common stock at a price equal to $16.89 per share, subject to change by the board.

New Repurchase Price under the Fifth Amended and Restated Share Repurchase Program

The board also has decided to reinstate the SRP, effective as of February 1, 2026.

Repurchases are made in the sole discretion of the board at a price equal to 80% of the “share price,” as defined in the SRP, for both Ordinary Repurchases and Exceptional Repurchases. The “share price” is equal to the lesser of: (A) $25 (unless the shares were purchased at a discount from that price, and then that purchase price, as adjusted for the Stock Split), reduced by any distributions of net sale proceeds that we designate as constituting a return of capital; or (B) the most recently disclosed estimated value per share. Under the SRP, beginning with repurchases after February 1, 2026, the “share price” will be equal to $16.89 per share and any Ordinary Repurchases and Exceptional Repurchases will be made at $13.51 per share, subject to change by the board. The board will have discretion to establish the proceeds available to fund repurchases each quarter and may use proceeds from all sources available to us, in the board’s sole discretion. The board also will have discretion to determine the amount of repurchases, if any, to be made each quarter based on its evaluation of our business, cash needs and any other requirements of applicable law. If the Company makes repurchases under its SRP, it repurchases shares within 15 calendar days following the end of each calendar quarter, subject to the terms and limitations contained in the SRP.

Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV

Throughout the valuation process, the Business Manager, including senior members of management, reviewed, confirmed and approved the processes and methodologies used by SitusAMC and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing as of the Valuation Date, and any material change in such information, circumstances or conditions since the Valuation Date may have a material effect on the Estimated Per Share NAV. SitusAMC addressed its report solely to the Company to assist the board in establishing the Estimated Per Share NAV. The report should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by SitusAMC to purchase or sell any shares of the Company’s common stock and should not be represented as such.

SitusAMC and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Business Manager. Neither SitusAMC nor any of its affiliates is responsible for the board’s determination of the Estimated Per Share NAV, the board’s determination of the repurchase price for shares under the Company’s SRP or the board’s determination of the purchase price for shares under the Company’s DRP.

SitusAMC assumed that all financial forecasts and other information and data provided to or otherwise reviewed by or discussed with SitusAMC were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of management of the Company, and relied upon the Company to advise SitusAMC promptly if any information previously provided became inaccurate or was required to be updated during its review. SitusAMC assumes no obligation to update or otherwise revise these materials. In connection with its work in preparing valuation materials, SitusAMC did not request or solicit third party indications of interest for the Company and was not provided with a copy of any of the indications of interest submitted in the process of reviewing strategic alternatives.

In performing its analyses, SitusAMC made numerous assumptions as of September 30, 2025 with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of SitusAMC and the Company. The analyses performed by SitusAMC are not indicative of actual values, trading values or actual future results of the Company’s common stock, which may be realized in a sale of the Company or listing of the Company’s common stock on a national securities exchange as an example. The consideration or trading price may be significantly less favorable than the estimated range of values in the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock would likely vary significantly depending on numerous factors that generally impact on the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the Estimated Per Share NAV, neither the Company nor SitusAMC can give any assurance that:

•
a stockholder would be able to resell his or her shares at the Estimated Per Share NAV;
•
a stockholder would ultimately realize consideration including distributions per share equal to the Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;
•
the Company’s shares would trade at a price equal to or greater than the Estimated Per Share NAV if the Company listed them on a national securities exchange;
•
a third party would acquire the Company or its assets at a value equal to or greater than the Estimated Per Share NAV; or
•
the methodology used to estimate the Estimated Per Share NAV would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974, as amended, for compliance with its reporting requirements.

In addition, the Estimated Per Share NAV does not reflect a discount for the fact that the portfolio is comprised of both grocery-anchored and non-grocery anchored properties or a premium for the “enterprise value” which may exist for a going concern.

The Company paid SitusAMC a fee for its Valuation Report and related analysis. The fee was not contingent in any respect. Further, the Company and certain affiliates of the Business Manager have engaged SitusAMC and its affiliates for various real estate-related services, and the Company and the Business Manager anticipate that affiliates of SitusAMC will continue to provide similar real estate-related services in the future. This is the first time the Company has engaged SitusAMC and may do so in the future, to assist the board in determining the Company’s Estimated Per Share NAV. The Company is not affiliated with SitusAMC or any of its affiliates. While the Company and affiliates or related parties of the Business Manager have engaged and may engage SitusAMC or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of SitusAMC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Correspondence and FAQ to Financial Advisors and Broker-Dealers

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions such as persistently high inflation and increasing interest rates, competition from internet retailers with our tenants for sales revenue, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Annual Report on Form 10-K as of December 31, 2024, filed on March 5, 2025 and subsequent Quarterly Reports on Form 10-Q. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	December 9, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer